Exhibit 4.01
FIRST AMENDMENT TO SECOND AMENDED AND RESTATED NOTE PURCHASE
AND PRIVATE SHELF AGREEMENT
THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED NOTE PURCHASE AND PRIVATE SHELF AGREEMENT (this “Amendment”), is made and entered into as of August 2, 2010, by and among Stanley Furniture Company, Inc. (the “Company”), The Prudential Insurance Company of America (“Prudential”) and the other holders of Notes (as defined in the Note Agreement defined below) that are signatories hereto (Prudential and such holders of Notes, together with their successors and assigns, the “Noteholders”).
W I T N E S S E T H:
WHEREAS, the Company and the Noteholders are parties to that certain Second Amended and Restated Note Purchase and Private Shelf Agreement dated May 11, 2010 (as amended, restated, supplemented or otherwise modified from time to time the “Note Agreement”); capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Note Agreement; and
WHEREAS, the Company has requested that the Noteholders amend certain provisions of the Note Agreement, and subject to the terms and conditions hereof, the Noteholders are willing to do so;
NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Company and the Noteholders agree that the Note Agreement is amended as follows:
1. Amendments.
(a) Paragraph 6A(ii) of the Note Agreement is hereby amended by replacing such paragraph in its entirety with the following:
(ii) The amount of the Company’s unrestricted cash on hand to be less than $5,000,000 before the end of the Company’s second fiscal quarter of 2011; or
(b) Paragraph 6A of the Note Agreement is hereby amended by replacing the proviso at the end of such paragraph in its entirety with the following:
provided, however that subsections 6A(iii), 6A(iv), 6A(v) and 6A(vi) shall be suspended and have no force or effect for the Company’s first fiscal quarter of 2010 through and including the Company’s second fiscal quarter of 2011, after which the foregoing covenants shall be in full force and effect.

(c) Paragraph 6B of the Note Agreement is hereby amended by replacing such paragraph in its entirety with the following:
6B. Minimum Earnings. The Company covenants that it will not permit Consolidated EBITDA (i) for the fiscal quarter period ending October 2, 2010 to be less than ($5,000,000), (ii) for the two fiscal quarter period ending on December 31, 2010 to be less than ($10,000,000) (iii) for the three fiscal quarter period ending on April 2, 2011 to be less than ($10,000,000) and (iv) for the four fiscal quarter period ending on June 30, 2011 to be less than ($10,000,000).
2. Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment, it is understood and agreed that this Amendment shall not become effective until (i) this Amendment shall have been duly executed and delivered by the Company and each Noteholder and (ii) the Noteholders have received reimbursement of, or evidence of the direct payment of, the reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Noteholders incurred in connection with this Amendment.
3. Representations and Warranties. To induce the Noteholders to enter into this Amendment, the Company hereby represents and warrants to the Noteholders that:
(a) The execution, delivery and performance by the Company of this Amendment (i) are within the Company’s power and authority; (ii) have been duly authorized by all necessary corporate and shareholder action; (iii) are not in contravention of any provision of the Company’s certificate of incorporation or bylaws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any governmental authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary or any of their respective property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of the Company or any of its Subsidiaries; and (vii) do not require the consent or approval of any governmental authority or any other person;
(b) This Amendment has been duly executed and delivered for the benefit of or on behalf of the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; and
(c) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.
4. Effect of Amendment. Except as set forth expressly herein, all terms of the Note Agreement, as amended hereby, shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Company to the Noteholders. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Noteholders under the Note Agreement, nor constitute a waiver of any provision of the Note Agreement.

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5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.
6. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Note Agreement or an accord and satisfaction in regard thereto.
7. Costs and Expenses. The Company agrees to pay on demand all costs and expenses of the Noteholders in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Noteholders with respect thereto.
8. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.
9. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.
10. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.
11. Release. The Company hereby releases, acquits, and forever discharges each of the Noteholders, and each and every past and present subsidiary, affiliate, stockholder, officer, director, agent, servant, employee, representative, and attorney of each Noteholder, from any and all claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including reasonable attorneys’ fees) of any kind, character, or nature whatsoever, known or unknown, fixed or contingent, which the Company may have or claim to have now or which may hereafter arise out of or connected with any act of commission or omission of the Noteholders existing or occurring prior to the date of this Amendment relating to the Private Shelf Facility dated as of September 8, 1999 by and among the Company and certain of the Noteholders, as amended and restated by the Amended and Restated Note Purchase and Private Shelf Agreement, dated as of January 26, 2007 by and among the Company and the Noteholders, as amended and restated by the Note Agreement, or the other of the Note Documents or any transactions related thereto, other than claims, liabilities or obligations caused by any Noteholder’s own gross negligence or willful misconduct. The provisions of this paragraph shall be binding upon the Company and shall inure to the benefit of the Noteholders and their respective heirs, executors, administrators, successors and assigns.
[Signature Pages To Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

COMPANY: STANLEY FURNITURE COMPANY, INC.
By:	s/Douglas I. Payne
	Name:	Douglas I. Payne
	Title:	Executive Vice President — Finance and Administration

[SIGNATURE PAGE TO FIRST AMENDMENT
TO SECOND AMENDED AND RESTATED NOTE PURCHASE AND PRIVATE SHELF AGREEMENT]

2001 NOTEHOLDERS: THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	s/Jay S. White

Senior Vice President

HARTFORD LIFE INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

	By:	s/Jay S. White
Senior Vice President

MEDICA HEALTH PLANS

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

	By:	s/Jay S. White
Senior Vice President
[SIGNATURE PAGE TO FIRST AMENDMENT
TO SECOND AMENDED AND RESTATED NOTE PURCHASE AND PRIVATE SHELF AGREEMENT]

2007 NOTEHOLDERS: THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

	By:	s/Jay S. White

Senior Vice President

MUTUAL OF OMAHA INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

	By:	s/Jay S. White
Senior Vice President

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

	By:	s/Jay S. White

Assistant Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc., as investment manager

	By:	s/Jay S. White
Senior Vice President
[SIGNATURE PAGE TO FIRST AMENDMENT
TO SECOND AMENDED AND RESTATED NOTE PURCHASE AND PRIVATE SHELF AGREEMENT]